Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-Q for the period ended June 30, 2005 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Clayton Williams Energy, Inc. (the “Company”), hereby certifies that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Clayton W. Williams
Clayton W. Williams
Chief Executive Officer
August 9, 2005

/s/ Mel G. Riggs
Mel G. Riggs
Chief Financial Officer
August 9, 2005